EXHIBIT 99

                                                                 NEWS RELEASE
                                                                    Contacts:
                                Investor: Patrick Fossenier   1+ 650-378-5353
                              News Media: Gary Frantz         1+ 650-378-5335







               CON-WAY INC. REPORTS THIRD-QUARTER 2008 RESULTS



SAN MATEO, Calif.-October 22, 2008-Con-way Inc. (NYSE:CNW) today reported net income  available  to  common  shareholders  for the third quarter of 2008 of

$38.8 million (after preferred stock dividends),  or  81  cents  per  diluted share.  The  results  compare  to  third-quarter 2007 net income available to common shareholders (after preferred stock dividends) of $37.3 million, or 78 cents per diluted share.



In the 2007 third quarter, earnings available to common shareholders included an  after-tax  charge  of 9 cents per diluted  share  for  costs  related  to business transformation initiatives and acquisitions.



Operating income in the  2008 third quarter was $78.9 million, an increase of

16.6 percent compared to $67.7  million  earned  in  the third quarter a year

ago.   Revenue in the 2008 third quarter was $1.37 billion,  an  increase  of

23.3 percent  from  last  year's  third  quarter  revenue  of  $1.11 billion,

reflecting organic growth and the effect of acquisitions completed in 2007.


Commenting on the quarter, Con-way President and CEO Douglas W. Stotlar said,

"Our core operations turned in results that were consistent with  our updated earnings guidance, and as expected, were affected by weakening demand  and  a difficult  pricing  environment," he noted. "Lower-than-anticipated employee-

related costs and a lower  tax  rate  in the quarter led to results that were somewhat better than earlier expectations."



Con-way Freight, the company's less-than-truckload and largest business unit,

recorded an increase in tonnage for the  quarter  but  profit growth remained constrained by weakening demand and pricing in a highly  competitive business

climate.  "Demand  decelerated  as  the  quarter  proceeded,  which   created

additional pressure on pricing.  Productivity measures remained strong  as we saw  good  operational  execution. Our Freight team is doing an excellent job delivering consistent, reliable  service  to  customers in a very challenging environment."



Menlo Worldwide Logistics achieved double-digit  growth  in  net revenues but saw income decline below last year's third quarter. Among the  factors was an operating  loss  in  China  as  integration  expense  exceeded  expectations.

"Additional  costs  for  operational  integration  have  extended  the profit horizon in China, but we are making progress and expect to turn the corner by the  end  of  the year," Stotlar said.  He added that Menlo's results in  the quarter also were  affected  as customers experienced continuing pressures to reduce supply chain costs in response to the economic downturn.



Con-way  Truckload  turned  in  a  commendable  performance  in  a  weakening environment for truckload freight,  Stotlar  noted.  "We continued to realize the  benefits  of  synergy  between Con-way Truckload, and  our  freight  and logistics units," he said. "The declining cost of fuel also aided Truckload's earnings given the nature of their fuel cost recovery mechanisms."


The effective tax rate for the  2008  third quarter was 36.5 percent compared

to 37.1 percent in the same period of 2007.   The  2008 tax rate was affected

by discrete tax adjustments which decreased the effective tax rate.



FREIGHT



For  the  2008 third quarter, Con-way Freight, the company's  regional  less-

than-truckload operations, reported:



  *  Operating  income  of $61.1 million, an increase of 1.8 percent from the

     $60.0 million earned in the year-ago period.  The 2007 third quarter was

     inclusive  of  $5.5  million   in   expense   for   Con-way's   business

     transformation initiative in the quarter, and $3.2 million of rebranding expense.



  *  Revenues  of  $808.3  million,  a  9.1 percent increase over last year's third-quarter revenues of $740.8 million.



  *  Tonnage per day handled by Con-way Freight  increased  2.3  percent over the previous-year third quarter.



  *  Yield  for  Con-way  Freight improved 7.0 percent from the previous-year third quarter. Excluding the fuel surcharge, yield declined 1.0 percent.



  *  Con-way Freight recorded  an  operating  ratio of 92.6 in the 2008 third quarter  compared  to 92.0 in third-quarter  2007,  which  included  the earlier-mentioned business transformation expenses and rebranding costs.



LOGISTICS



For the third quarter of  2008,  Menlo  Worldwide  Logistics,  the  company's global logistics and supply chain management operations, reported:



  *  Operating  income  of  $3.7  million,  a 40.6 percent decrease from $6.2 million  earned  in  the  third  quarter of 2007.  Income  was  affected primarily by the previously mentioned  costs  for operations integration in China.



  *  Revenue of $419.9 million, up 34.3 percent from the previous-year third-

     quarter revenue of $312.6 million. The increase  reflects  contributions from  acquisitions,  as  well as new transportation management  revenues from several new customer  engagements  and  the  Defense Transportation

     Coordination Initiative.



  *  Net revenue of $127.9 million, an increase of 16.8  percent  compared to

     $109.6 million in the previous-year third quarter. The increase  in  net revenue  was  primarily  attributable  to organic growth in revenue from warehouse-management services and from the  Asia  acquisitions completed last year.



TRUCKLOAD



Results  for  the  Truckload  segment  reflect  the  operations   of  Con-way

Truckload.  For  the  third  quarter  of  2008,  the company's full-truckload transportation operations reported:



  *  Operating income of  $15.2 million, compared to  $3.0 million in the previous-year period,  uring  which  Con-way  completed its acquisition of Contract Freighters, Inc. (CFI). This business unit was subsequently renamed Con-way Truckload. Earnings for the 2007  third  quarter had a

     $4.7 million operating  loss  from  Con-way's  pre-acquisition truckload business,

     including   $1.5   million   for  the  closure  of  its  former  Memphis

     headquarters. The 2007 quarterly  period also benefited from earnings of

     CFI from close of the acquisition on  August  23,  2007 to the quarter's end.



  *  Revenue  of $140.9 million, after the elimination of  $42.7  million  in inter-company revenues.



  *  Operating  ratio before inter-company eliminations and exclusive of fuel surcharges was 88.6.



CON-WAY OTHER



Con-way Other includes the company's Road Systems, Inc. trailer manufacturing unit as well as other corporate activities. These activities produced a small loss during both the 2008 and 2007 third quarters.



2008 OUTLOOK



Con-way is maintaining  its  outlook  for 2008 full-year diluted earnings per share from continuing operations at between  $2.60  and  $2.80  based  on  an assumed number of diluted shares outstanding of 48.3 million.



Con-way's  effective  tax  rate is expected to be 38.5 percent for the fourth quarter and the year, including discrete tax items.



INVESTOR CONFERENCE CALL



Con-way will host a conference  call  for  the investment community tomorrow,

Thursday,  October  23  at  11:00  a.m., Eastern  Daylight  Time  (8:00  a.m.

Pacific). On the call, management will  review  results of the quarter ending on September 30.



The call can be accessed by dialing (866) 264-3634  or  (706)  643-3632  (for

international   callers)   and   is   expected   to  last  approximately  one

hour. Callers are requested to dial in at least five minutes before the start of the call. The call will also be available through  a live internet webcast at www.con-way.com, in the investor relations section.



An audio replay will be available for two weeks following the call by dialing

(800) 642-1687 or (706) 645-9291 (for international callers) and using access code 65546269.  An Internet replay of the presentation will also be available at the Con-way web site.


Con-way  Inc.  (NYSE:CNW)  is  a  $4.7  billion  freight  transportation  and logistics services company headquartered in San Mateo, Calif.  A  diversified transportation  company,  Con-way delivers industry-leading services  through three primary operating companies:  Con-way  Freight,  Con-way  Truckload and

Menlo  Worldwide  Logistics.  These operating units provide high-performance,

day-definite less-than-truckload  and  full  truckload and intermodal freight transportation, as well as logistics, warehousing and supply chain management services,  and  trailer  manufacturing.  Con-way Inc.  and  its  subsidiaries operate  from  more  than  500  locations across  North  America  and  in  20 countries.  For more information about  Con-way,  visit  us  on  the  Web  at

www.con-way.com.



FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any claims that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements of estimates or belief, any statements regarding the acquisition of Transportation Resources, Inc. and its subsidiaries, including Contract Freighters, Inc. (collectively, "CFI"), and related financing, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of Con-way's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices or fuel surcharges and the effect of ongoing litigation alleging that Con-way engaged in price fixing of fuel surcharges in violation of Federal antitrust laws, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility that Con-way may, from time to time, be required to record impairment charges for long-lived assets, the acquisition of CFI and related financing (including integration risks and risks that acquisition synergies are not realized), the possibility of defaults under Con-way's $400 million credit agreement and other debt instruments (including without limitation defaults resulting from unusual charges), and the possibility that Con-way may be required to repay certain indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations or legislation which potentially could result in an adverse impact on the company; environmental and tax matters, matters relating to the 1996 spin-off of Consolidated Freightways Corporation ("CFC"), including, but not limited to, the arbitration demand and federal lawsuit Con-way has filed against one of CFC's multi-employer pension funds seeking a finding that Con-way is not liable for any of CFC's unpaid withdrawal liabilities, the $662 million claim asserted by that fund against Con-way and the possibility that other CFC multi-employer pension funds may assert claims against Con-way in the future, matters relating to the sale of Menlo Worldwide Forwarding, Inc., including Con-way's obligation to indemnify the buyer for certain losses in connection with the sale, and matters relating to Con-way's defined benefit pension plans. The factors included herein and in Item 7 of Con-way's 2007 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.


******************************************



                                 Con-way Inc.
                      Statements of Operating Results
                (Dollars in thousands except per share amounts)

                            Three Months Ended            Nine Months Ended
                               September 30,                 September 30,
                           ---------------------       ----------------------
                            2008           2007         2008           2007
                           --------     --------       ---------    ---------
                                                                        (c)

REVENUES

   Freight               $  808,326     740,769        2,375,654    2,165,381
   Logistics (a)            419,896     312,572        1,138,494      956,962
   Truckload (b)            140,932      51,991          394,264       54,228
   Other                      1,015       5,961            3,023       10,630
                         ----------     --------      ----------    ---------
                         $1,370,169   1,111,293        3,911,435    3,187,201
                         __________     ________      __________    _________


OPERATING INCOME (LOSS)

    Freight              $   61,107      60,029(d)       174,559     179,859(d)
    Logistics                 3,678       6,188           14,895      19,659
    Truckload (b)            15,195       2,975           37,907           6
    Vector                       -           -                -       (2,699)
    Other                    (1,063)     (1,510)             424      (2,402)
                          ---------     --------       ----------   ---------
                             78,917      67,682          227,785     194,423


Other Expense, net           15,169       5,756           43,247      11,585
                          ---------     --------       ----------   ---------

Income before
  Income Tax Provision       63,748      61,926          184,538      182,838
  Income Tax Provision       23,264      22,961           71,136       67,787
                          ---------     --------       ----------   ---------

Income from
 Continuing Operations       40,484      38,965          113,402      115,051
                          ---------     --------       ----------   ---------


Discontinued Operations, net of tax

  Gain from Disposal             -           -             1,609        1,609
                          ---------     --------       ----------   ---------
                                 -           -             1,609        1,609

Net Income                   40,484      38,965          115,011      116,660

  Preferred Stock Dividends   1,655       1,693            5,028        5,172

                          ---------     --------       ----------    ---------
NET INCOME AVAILABLE TO
  COMMON SHAREHOLDERS    $   38,829      37,272          109,983      111,488
                         __________     ________       __________    _________


NET INCOME FROM CONTINUING
  OPERATIONS AVAILABLE
  TO COMMON SHAREHOLDERS $   38,829      37,272          108,374      111,879
                         __________     ________       __________    _________



Weighted-Average Common Shares Outstanding

  Basic                  45,499,208   44,976,482      45,367,459    45,414,155
  Diluted                48,336,200   48,007,691      48,256,429    48,492,037



Earnings (Loss) Per Common Share

  Basic
    Net Income from
     Continuing Operations   $  0.85      $ 0.83          $ 2.39        $ 2.42
    Gain from Disposal             -           -            0.03          0.03
                            ---------     --------       ----------    --------
                             $  0.85      $ 0.83          $ 2.42        $ 2.45
                           __________     ________       __________    ________



 Diluted
    Net Income from
     Continuing Operations   $  0.81      $ 0.78          $ 2.26        $ 2.28
    Gain (Loss)
     from Disposal                 -           -            0.04          0.04
                            ---------     --------       ----------    --------
                             $  0.81      $ 0.78          $ 2.30        $ 2.32
                           __________     ________       __________    ________



                    ****************************************************



(a) Menlo Logistics' net revenues

   Revenues              $  419,896       312,572      1,138,494      956,962
   Purchased
       Transportation      (291,964)     (203,015)      (757,923)    (637,371)
                          ----------     --------      ----------    ---------
   Net revenue            $ 127,932       109,557        380,571      319,591
                          __________     ________      __________    _________


(b) Effective August 23, 2007, Con-way acquired Contract Freighters, Inc. and affiliated companies (collectively, "CFI"). Under purchase-method accounting, CFI's operating results are included in Con-way's statements of operating results only for periods subsequent to the acquisition. In 2007, includes a $1.5 million third-quarter loss ($0.02 per diluted share) for the closure of Con-way Truckload's former headquarters.

(c) During the fourth quarter of 2007, Con-way identified adjustments related to the first quarter of 2007. Con-way has determined that those adjustments were not material to either the first or fourth quarter. However, for a more accurate presentation, Con-way elected to revise the first quarter of 2007 by decreasing net income from continuing operations. For the periods presented, the adjustments decreased 2007 year-to-date net income from continuing operations by $4.1 million ($0.09 diluted share).


(d) Includes a $5.5 million third-quarter loss ($0.07 per diluted share) related to the business-transformation at initiative at Con-way Freight.




                                 Con-way Inc.
                           Condensed Balance Sheets
                            (Dollars in thousands)


ASSETS               September 30, 2008             December 31, 2007

Current assets        $    1,003,443              $        847,106
Property, plant
 and equipment, net        1,487,812                     1,458,788
Other assets                 753,707                       703,414
                       -------------              ----------------
      Total Assets    $    3,244,962              $      3,009,308




LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities   $      722,687              $        673,120
Long-term debt
 and guarantees              928,777                       955,722
Other long-term
 liabilities and
 deferred credits            564,622                       471,370
Shareholders'
  equity                   1,028,876                       909,096
                       -------------              ----------------
Total Liabilities and
 Shareholders' Equity  $   3,244,962              $      3,009,308